UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James M. Froisland has resigned as Chief Financial Officer of InfuSystem Holdings, Inc. (the “Company”) effective March 16, 2012.

(c) The Board of Directors of the Company has appointed Jonathan P. Foster to the position of Chief Financial Officer of the Company, effective March 16, 2012.

Mr. Foster, age 48, has held a variety of executive and senior financial positions with public and private companies. From 2011 to 2012, Mr. Foster served as Interim Director of Finance & Accounting for LSG Sky Chefs USA, Inc., in Dallas, Texas, a subsidiary of LSG Lufthansa Service Holding AG, headquartered in Germany. From 2000 to 2011, Mr. Foster served as majority owner and President of United Credit, Inc. and as founder and Chief Executive Officer of two other companies focused on the consumer finance and collateral protection insurance markets, Advance Today, LLC, and Furobos Reinsurance Ltd. Mr. Foster was the Chief Financial Officer and Executive Vice President of Drypers Corporation, a global consumer products company with operations in North and South America, Asia, and Europe, from 1996 to 2000. From 1991 to 1996, Mr. Foster served as Chief Financial Officer of Dickson Weatherproof Nail Company, a private company based in Houston and Chicago, and in controller and treasurer positions with divisions of Schlumberger Ltd. Mr. Foster began his accounting career in 1985 with the Enterprise Group of Deloitte & Touche LLP in Charlotte, North Carolina, and later became a manager in their Middle Market Group in Atlanta, Georgia. Mr. Foster is a Certified Public Accountant in South Carolina and is a member of the AIPCA, from which he received a Chartered Global Management Accountant designation. Mr. Foster earned his B.S. in Accounting from Clemson University. Mr. Foster has served on the Board of Directors for the Easley Baptist Hospital Foundation since 2006 and has also served in public office as a member of the Board of Financial Institutions for the State of South Carolina since 2006.

The Board of Directors has concluded that Mr. Foster brings a diverse financial background as a former Chief Financial Officer with operational expertise with high growth and start-up companies.

In connection with his appointment, on March 16, 2012, Mr. Foster entered into an agreement with the Company pursuant to which the Company will pay him $50,000 per month for the next six months, after which time Mr. Foster and the Company have agreed to discuss more permanent compensation arrangements. The foregoing description of the agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein. The Compensation Committee of the Company’s Board of Directors, after consultation with an independent compensation consultant, approved Mr. Foster’s compensation.

A copy of the press release announcing Mr. Foster’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Agreement with Jonathan P. Foster, dated March 16, 2012.

99.1	Press Release of InfuSystem Holdings, Inc. dated March 16, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

	By:	/s/ Sean McDevitt
Sean McDevitt
Chairman and Chief Executive Officer

Dated: March 23, 2012

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Agreement with Jonathan P. Foster, dated March 16, 2012.

Exhibit 99.1	Press Release of InfuSystem Holdings, Inc. dated March 16, 2012.